UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2018

REDWOOD MORTGAGE INVESTORS IX, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55601	26-3541068
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Bovet Road, Suite 520 San Mateo, CA	94402-3191
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 365-5341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Years.

On June 20, 2018, Redwood Mortgage Corp. (“RMC”), Redwood Mortgage Investors IX, LLC’s (“we” or “our”) manager, approved an amendment of our Ninth Amended and Restated Limited Liability Company Operating Agreement of Redwood Mortgage Investors IX, LLC (the “Operating Agreement”) to delete Section 7.4(c) effective June 7, 2018. The California Department of Business Oversight (the “Department”) required that Section 7.4(c) be deleted from the Operating Agreement. Section 7.4(c) required that instruments evidencing our membership interests include a legend stating it is unlawful to consummate a sale or transfer of our membership interests without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules. We have been advised by the Department that this requirement is no longer applicable and that Section 7.4(c) must be deleted. The amendment to our Operating Agreement is enclosed as Exhibit 3.3 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.3	First Amendment to the Ninth Amended and Restated Limited Liability Company Operating Agreement of Redwood Mortgage Investors IX, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MORTGAGE INVESTORS IX, LLC

By:	Redwood Mortgage Corp., Manager

	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
	Title:	President, Secretary and Treasurer

Date: June 22, 2018